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                                                                Exhibit 17(g)(2)

                                                                   November 1996
                                                                    Projection






                     INFORMATION PROVIDED TO BOB MARTIN
                        OF SMITH BARNEY ON 11/25/96
                       AND SUBSEQUENTLY ADJUSTED PER
                             CONFERENCE CALL *




Risk Management Adjustment to be applied to our July Five-Year Projections are as follows:

                                                             Updated Adjustments
                                                             Per Conference Call
                                                             -------------------

         1997 Projection                    $6,000M                 --
         1998 Projection                     6,500M             $ 6,000M
         1999 Projection                     7,500M               8,600M
         2000 Projection                     8,000M              11,000M
         2001 Projection                     9,000M              13,000M














*        Reproduction of hand-written note.